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                                                                    EXHIBIT 23.4

                         [DAVID KING & CO. LETTERHEAD]

                                                               November 19, 2003


United National Group, Ltd.
Walker House, 87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands


Dear Sirs

                     RE: REGISTRATION STATEMENT OF FORM S-1
                         (REGISTRATION NO. 333-108857)


      We consent to the use of name under the caption "Material Tax Considerations - Taxation of United National Group and Subsidiaries - Barbados" in the above-referenced Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

                                    Sincerely,


                                    /s/ David King & Co.
                                    ---------------------------
                                    David King & Co.

DNK/cnc